The Board of Directors
Abatix Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                    /s/ KPMG LLP
                                    ------------
                                    KPMG LLP


Dallas, Texas
January 20, 2000